Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into by CryoLife, Inc. (“CryoLife”) and St. Paul Mercury Insurance Company (“St. Paul”).  CryoLife and St. Paul are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, St. Paul issued Excess Policy No. 590CM0484 to CryoLife, with effective dates of coverage from May 1, 2002 to May 1, 2003 (the “Policy”);

WHEREAS, the Policy was excess of $10 million in underlying coverage provided by the primary policy issued by National Union Fire Insurance Company ($5 million) and a first-layer excess policy issued by Zurich Insurance Company ($5 million) (collectively, the “Underlying Policies”);

WHEREAS, CryoLife also had a third layer of excess coverage, excess of the Underlying Policies, provided by Royal Indemnity Company (“Royal”), in the amount of $5 million (“Royal Policy”);

WHEREAS, in July 2002, a securities class action lawsuit styled In re CryoLife, Inc. Securities Litigation; Civil Action No. 1:02-CV-1868-BBM in the United States District Court for the Northern District of Georgia Atlanta Division (the “Securities Lawsuit”) was filed against CryoLife and several of its directors and officers;

WHEREAS, in January 2003, a shareholder derivative lawsuit styled Farley v. Anderson, et al., Case No. 2003-CV-64109 in the Superior Court of Fulton County, Georgia (the “Derivative Lawsuit”) was filed against several of CryoLife’s directors and officers;

WHEREAS, CryoLife submitted the Securities Lawsuit and Derivative Lawsuit for coverage consideration under the Underlying Policies, the Policy, and the Royal Policy;

WHEREAS, following mediation in July 2004, CryoLife demanded that its insurers settle the Securities Lawsuit for $16 million;

WHEREAS, St. Paul declined to tender its excess policy’s limits of liability to settle the Securities Lawsuit for $16 million;

WHEREAS, the settlement offer in the Securities Lawsuit was withdrawn soon thereafter;

WHEREAS, on April 4, 2005, CryoLife settled the Derivative Lawsuit for $3.5 million;

WHEREAS, on July 21, 2005, CryoLife settled the Securities Lawsuit for $23.25 million, consisting of $19.5 million in cash and $3.75 million in CryoLife stock;

WHEREAS, the Parties dispute whether St. Paul acted properly by not tendering the Policy’s limits of liability to settle the Securities Lawsuit in July 2004 (the “Coverage Dispute”);

WHEREAS, the Parties participated in mediation of the Coverage Dispute on May 18, 2006, but were unable to reach agreement;

WHEREAS, the Parties desire to avoid the cost, expense and uncertainty of litigation and/or mediation and therefore enter into this Agreement to discharge all claims, controversies or disputes between or among them arising from the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute and the Policy, according to the following terms and conditions contained in this Agreement.

AGREEMENTS AND RELEASES

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and promises hereafter set forth, this Agreement is hereby made and confirmed between the Parties as follows:

1.             Payment by St. Paul

In consideration of the releases set forth below, St. Paul agrees to pay CryoLife TWO MILLION, TWO HUNDRED FIFTY THOUSAND DOLLARS and No/100 ($2,250,000.00) (the “Settlement Amount”).  St. Paul shall remit the Settlement Amount to CryoLife in the form of a check payable to “Bondurant, Mixson & Elmore, LLP, in Trust for CryoLife, Inc.” to the offices of Bondurant, Mixson & Elmore, LLP, 3900 One Atlantic Center, 1201 West Peachtree Street, N.W., Atlanta, Georgia 30309 within five (5) days of the undersigned parties executing and delivering this Agreement to Neil Dilloff, DLA Piper US LLP, 6225 Smith Avenue, Baltimore, MD 21209-3600 and Darren Summerville, Bondurant, Mixson & Elmore, LLP, 3900 One Atlanta Center, 1201 West Peachtree Street, N.W., Atlanta, Georgia 30309.

2.             Full Compliance of All Obligations

CryoLife hereby confirms, stipulates and agrees that upon execution of and performance of the obligations set forth in this Agreement, St. Paul will have fully and completely satisfied all obligations, requirements and duties owed to CryoLife and all other Insureds under the Policy, under common law, statute, or otherwise, relating to the matters released herein, including without limitation the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute and the Policy.

3.             Mutual Releases

In consideration of the recitals set forth herein, execution of this Agreement, payment of the Settlement Amount and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CryoLife, on its behalf and on behalf of any and all other insured persons, entities or organizations who claim or who may claim any right under the Policy, covenants not to sue St. Paul and releases, acquits and forever discharges St. Paul, its present, former and future parent companies, managers, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, heirs, owners, assigns, directors, agents, attorneys, third party administrators, partners, principals, officers, employees, trustees, representatives, insurers, reinsurers and all other persons, natural and corporate, in privity with it, separately or severally, from any and all past, present or future claims, demands, suits or causes of action of any kind whatsoever, including but not limited to claims for coverage and indemnification, at common law, statutory, or otherwise, which CryoLife has or might have, known or unknown, arising out of the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute or the Policy, specifically including all claims for reimbursement or indemnification of all fees or costs arising from or related in any way to the defense and settlement of the Securities Lawsuit, the Derivative Lawsuit or the Coverage Dispute.

This Agreement specifically includes, but is not limited to, any claims or causes of action for compensatory, punitive or statutory damages based upon any alleged breach of the duty of good faith and fair dealing, unfair claims settlement practices, violation of any statute, including without limitation O.C.G.A. § 33-4-6, and any other applicable provision of the Georgia Insurance Code, or any other acts, omissions, obligations, requirements and duties in any way arising out of, relating to, or in consequence of the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute and the Policy.

In consideration of the recitals set forth herein, execution of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, St. Paul, on its behalf and on behalf of all persons released in CryoLife’s foregoing release of St. Paul, covenants not to sue and releases, acquits and forever discharges CryoLife and all persons giving releases in CryoLife’s foregoing release of St. Paul, separately or severally, from any and all past, present or future claims, demands, suits or causes of action of any kind whatsoever, known or unknown, arising out of the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute or the Policy, specifically including all claims for reimbursement or recoupment of any amounts paid by St. Paul in the Securities Lawsuit or the Derivative Lawsuit.

4.             Indemnity Agreement

CryoLife agrees to defend, indemnify, and hold harmless St. Paul and all persons released by CryoLife pursuant to Paragraph 3 , from any future claims, demands, suits or causes of action of any kind whatsoever that arise as a result of CryoLife’s prosecution of any claim or claims against Royal for its actions or omissions in connection with the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute or the Policy.

5.                                      Ownership of Claims

The Parties warrant and represent that they have actual authority to release the claims they purport to release and that they have not and will not assign any interest in the claims, demands, obligations or causes of action referred to in this Agreement or any rights arising out of the Policy to any other person or entity.

6.                                      Confidentiality

This Agreement, and the terms and information contained herein, and all negotiations and communications in connection herewith (collectively, the “Confidential Material”) shall be kept confidential and shall not be disclosed to anyone under any circumstances except as required by law or order of a court.  The Parties shall keep each other fully and promptly advised of any efforts to require the disclosure of the Confidential Material.  In the event that either party receives any subpoena, discovery request or similar document which could result in disclosure of the Confidential Material, before any Confidential Material is disclosed, notice of the information request shall be given to the other party in sufficient time to give that party an opportunity to file a Motion to Quash, or, in the alternative, a Motion for Protective Order, and in no event later than seven (7) days after receipt of the subpoena, discovery request, or similar document.  Notice shall be given by both certified mail and facsimile as follows:

To St. Paul:

Neil J. Dilloff

DLA Piper US LLP

6225 Smith Avenue

Baltimore, MD 21209-3600

Fax: (410) 580-3138

To CryoLife, Inc.:

Darren Summerville

Bondurant, Mixson & Elmore, LLP

1201 West Peachtree Street, NW

Suite 3900

Atlanta, GA 30309

Fax: (404) 881-4111

This Confidential Material shall be deemed to fall within the protection afforded compromises and offers to compromise by the Georgia Rules of Evidence and the Federal Rules of Evidence.

The Parties further acknowledge and agree that CryoLife, notwithstanding the confidentiality provisions of this section, has reporting obligations under securities law to acknowledge receipt of the Settlement Amount as a “material” event.  The Parties agree to collaborate and agree on disclosure language sufficient to protect the Parties’ mutual interest in confidentiality, while simultaneously satisfying CryoLife’s independent reporting obligations. The agreement of the disclosure language shall be in writing.  No party shall unreasonably withhold its agreement to the disclosure language.

Willful violation of the confidentiality provisions of this Agreement, if proven by clear and convincing evidence, shall subject the violating party to liquidated damages in the amount of Twenty-Five Thousand and no/100 ($25,000) Dollars, plus reasonable attorneys’ fees and costs associated with proving the violation.  These liquidated damages provisions shall not apply to any of mandatory reporting requirements referenced in the preceding paragraph.

7.                                      No Admission of Coverage

In executing this Agreement, the Parties do not admit or concede any issues regarding coverage under the Policy.  Further, no action by St. Paul in handling the claims alleged in the Securities Lawsuit and the Derivative Lawsuit and in executing this Agreement or otherwise will be construed by the Parties as demonstrating or evidencing in any way that the Policy or any other identical or similar insurance policy issued by St. Paul or its related companies provides coverage for any of the matters or claims released herein or any similar matters or claims.  The Parties also agree that this Settlement is a compromise of disputed claims and that the payment made and other consideration given in settlement thereof are not to be construed as an admission of any fact, law, wrongdoing or liability on the part of any Party released in Paragraph 3 of this Agreement.

8.             Successors

It is understood and agreed that this Agreement shall be binding upon the Parties and their respective heirs, representatives, successors and assigns, including without limitation any other insurers for CryoLife.

9.             Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes any and all prior agreements, arrangements, or understandings.  No other understandings, statements, promises, compromises, representations or inducements contrary to the terms set forth herein exist.

10.          Severability

In the event that any of the provisions of this Agreement are deemed to be invalid and unenforceable, those provisions shall be severable from the remainder of this Agreement.

11.          Change in Known Facts

The Parties understand, acknowledge and agree that if any fact now believed to be true is found hereafter to be other than or different from that which is now believed, each party hereto expressly assumes the risk of such difference in fact and agrees that this Agreement shall be and will remain effective notwithstanding any such difference in fact.

12.          Authority

The Parties warrant and represent that they have agreed to the terms of this Agreement, are authorized to enter into this Agreement and are competent to execute this Agreement.

13.          Acknowledgement of Legal Advice

The Parties acknowledge that they have read and fully and completely understand each and every term of this Agreement, and execute the Agreement of their own free will and accord for the purposes of the consideration set forth.  Furthermore, the Parties confirm, with respect to each of the terms and provisions of this Agreement, that they have conferred with their respective attorneys concerning the effect and obligations imposed thereby and that they fully understand them.

14.          Agreement Not to Prosecute Claims

CryoLife further agrees that it will not prosecute or assist in the prosecution of any legal proceeding against St. Paul or any other persons, natural and corporate, in privity with them, or any one of them, separately or severally, which has as a purpose the recovery of any matter released or waived under this Agreement, including losses arising in any way out of the facts and circumstances giving rise to the Securities Lawsuit and the Derivative Lawsuit.  CryoLife further warrants that it will not assist any insurance company or syndicate in any claim of contribution, indemnity, subrogation, allocation and/or apportionment against St. Paul arising out of the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute or the Policy.

15.          Attorneys’ Fees and Costs

The Parties agree and acknowledge that they will bear their own attorneys’ fees and costs arising from or relating to the Securities Lawsuit, the Derivative Lawsuit, the Coverage Dispute, this Agreement and all matters referenced herein, except as provided in Paragraph 6 of this Agreement in the event of a proven willful violation of the confidentiality provisions of this Agreement.

16.          Governing Law

The laws of the State of Georgia shall govern any dispute concerning the terms and enforceability of this Agreement.

17.          Headings

The Parties agree and acknowledge that all headings contained in this Agreement are used solely for the convenience of the Parties and are not to be interpreted as part of this Agreement.

18.          Multiple Counterparts

This Agreement may be executed by the Parties in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute the same agreement.

Date: September 25, 2006		CRYOLIFE, INC.

		By:	/s/ D. Ashley Lee
Authorized Representative

		Printed Name:	D. Ashley Lee

STATE OF GEORGIA	§
§
COUNTY OF Cobb	§

BEFORE ME, the undersigned Notary Public, on this day personally appeared D. Ashley Lee, authorized representative for CryoLife, Inc., who after being duly sworn by me, stated on oath that he/she read and executed this Settlement Agreement and Release for the purposes and consideration herein expressed.

SIGNED this 25th day of September, 2006.

/s/ Suzanne K. Gabbert
Notary Public in and for the
State of Georgia

Notary Public, Cobb County, Georgia
My Commission Expires:	My Commission Expires Sept. 13, 2006

Date: 9/22/06		ST. PAUL MERCURY INSURANCE
COMPANY

		By:	/s/ William J. Kobokovich
Authorized Representative

		Printed Name:	William J. Kobokovich, Jr.

STATE OF MARYLAND	§
§
COUNTY OF BALTIMORE	§

BEFORE ME, the undersigned Notary Public, on this day personally appeared William J. Kobokovich, Jr., the authorized representative for St. Paul Mercury Insurance Company, who after being duly sworn by me, stated on oath that he/she read and executed this Settlement Agreement and Release for the purposes and consideration herein expressed.

SIGNED this 22nd day of September, 2006.

/s/ Lori D. Myers
LORI D. MYERS	Notary Public in and for the
NOTARY PUBLIC	State of Maryland
CARROLL COUNTY
MARYLAND	My Commission Expires:	1/1/08